Exhibit 99.1

Source Financial Announces Definitive Merger Agreement with Moneytech

Moneytech Merger Expands Source Financial's Product Offering, Geographic Footprint and Revenue

LOS ANGELES, June 3, 2013- Source Financial, Inc. (OTCQB: SRCF) (“Source”) is pleased to announce significant progress in its plan to merge its business with Moneytech Limited (“Moneytech”), a leading Australian financial solutions provider, by the execution of a share exchange agreement between Source and Moneytech.

Closing of the share exchange, which is subject to customary closing conditions and acceptance of the terms by the holders of more than 90% of the shares of Moneytech, is expected to occur by June 15, 2013.  The merger is designed to create a premier financial services company and will enable Source to prepare to qualify for a higher exchange.  Additionally, the merger opens the world’s largest financial market to Moneytech’s services, so Moneytech can begin to offer its suite of commercial finance products to American businesses, and it will provide Source a new foundation to springboard its product rollout.

“We believe that the addition of Moneytech adds significant value for current Source shareholders, but more importantly, the merger will allow the company to grow organically, by offering products in the consumer and business markets here and abroad.  The synergies between these two companies were unmistakable from the start and we’re looking forward to working together to introduce our financial platforms to each other’s markets and beyond.  Moneytech has a solid track record of growth and we’re looking to replicate their success here in the US,” stated Ted DeFeudis, Source Financial President and CEO.

“We are pleased to announce a closing date for the share exchange.  We have worked hard over the last few years to grow our company, and feel entering the US market with Source Financial is the ideal way to continue our success,” said Hugh Evans, Moneytech CEO.

Moneytech funded over AUD$ 200 million in loans in 2012 and is forecasting AUD$ 280 million and AUD$ 420 million in funding in 2013 and 2014 respectively. Moneytech currently services more than 5,000 businesses in Australia.

ABOUT SOURCE FINANCIAL, INC.

Source Financial, Inc., through its subsidiary WikiTechnologies, Inc., owns and operates two proprietary state-of-the-art technology platforms, WikiPay and WikiLoan.

WikiPay, a Money Service Business, is a low-cost, mobile and online money transfer and payment solution operating through all 50 United States. For more information, please visit: www.wikipay.com.

WikiLoan is a low-cost peer-to-peer lending platform that works through the participation and collaboration of family and friends through social networks.  The company's website www.wikiloan.com provides repayment schedules and documentation for loans, along with proprietary administrative tools, which enable users to securely pull credit reports and automate the loan repayment process.

ABOUT MONEYTECH LIMITED

Moneytech is a commercial finance company that offers small to medium sized enterprises (SMEs) unique cash-flow solutions to assist growing their businesses.  The Moneytech Exchange offers proprietary Internet banking platforms for Buyers, Sellers, and Moneytech staff to deliver leading edge financial solutions.

Moneytech offers four main products to the business community: 1) Credit Express - trade finance facility for SMEs $25,000- $1 million, 2) Confirmed Capital - 100% accounts receivables funding for SMEs $1-$5 million, 3) Card Solutions- Wholesale gift and prepaid debit card solutions, and 4) Foreign Exchange solutions - Spot Transactions, Forward Cover, Derivatives and Options.

The Company's website is located at: www.moneytech.com.au

FORWARD LOOKING STATEMENTS

This news release may include "forward-looking statements" regarding Source Financial, and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Source Financial expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Source Financial does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Investors may contact: Market Street Investor Relations Inc. at (877) 218-9173